SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AETRIUM INCORPORATED
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JEFFREY EBERWEIN
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Aetrium Shareholders Reach Quorum and
Dissidents Win Vote by Large Margin

NEW YORK, December 10, 2012 (GLOBE NEWSWIRE) – Jeffrey E. Eberwein, Chairman and spokesman for Concerned Aetrium Shareholders, would like to provide the following update to the shareholders of Aetrium Incorporated (“Aetrium”, “ATRM”, or the “Company”) (NASDAQ: ATRM) regarding the Special Meeting of Shareholders originally scheduled on November 26.

Concerned Aetrium Shareholders (“CAS”, “we”, or “us”) has continued to solicit proxies in favor of our slate of director nominees being elected at the Special Meeting, which we believe was validly adjourned by a representative of CAS until 4:30 p.m. today, Monday, December 10 at ATRM’s offices.  CAS will be attending the adjourned Special Meeting and we invite all interested shareholders to join us.  In the event ATRM fails to conduct the adjourned Special Meeting, CAS has notified ATRM that a representative will conduct the adjourned Special Meeting.

CAS is pleased to announce that as of today, December 10, greater than 50% of ATRM’s shareholders have returned valid proxies and have voted in the Special Meeting.  Despite gross violations of shareholder rights recently committed by Aetrium’s incumbent board members (the “Incumbent Directors”), including an unlawful and last minute bylaw amendment which was an attempt to prevent CAS from adjourning the meeting to December 10, ATRM’s shareholders have spoken and resoundingly support CAS’ nominees.

Approximately 85% of all votes cast at the Special Meeting voted for the election of CAS’ slate of director nominees.  The Incumbent Directors received approximately 15% of the all votes cast (the actual range was 14-32% depending on director).  This means that the Incumbent Directors are supported by only 7-17% of all shares outstanding, depending on director.  The Incumbent Directors have shown themselves to be the very definition of entrenched using every trick in the book, legal or not, to stay in power.  CAS calls on the Incumbent Directors to act in the best interest of shareholders by attending the adjourned meeting today, Monday, December 10 and seating the duly elected CAS slate of director nominees.

In the event the Incumbent Directors once again fail to seat the duly-elected CAS director nominees after the shareholder meeting today, Concern Aetrium Shareholders will continue to be forced to look to the courts for the CAS director nominees to be seated.  Concerned Aetrium Shareholders have a hearing date with a Minnesota state judge scheduled for December 18 at 1:00 p.m.

Concerned Aetrium Shareholders would like to thank all ATRM shareholders who voted in the Special Meeting.  We will continue to fight for shareholder value and shareholder rights and we will use every means necessary for the will of the shareholders to be enforced.  We strongly urge any shareholder who has not yet voted their proxy to do so before 4:30 p.m. today.  We urge you to vote the GREEN Proxy Card, but even if you decide to vote for the Incumbent Directors using the white proxy card or wish to cast an “abstain” vote, please VOTE.

Additional Information

CONCERNED AETRIUM SHAREHOLDERS (CONSISTING OF JEFFREY E. EBERWEIN, ARCHER ADVISORS, LLC, ARCHER FOCUS FUND, LLC, ARCHER EQUITY FUND, LLC, STEVEN MARKUSEN, GLOBALTEL HOLDINGS LLC, DILIP SINGH, RICHARD K. COLEMAN, JR., GALEN VETTER, ALFRED JOHN KNAPP, JR., ANDOVER GROUP, INC., BOSTON AVENUE CAPITAL LLC, CHARLES M. GILLMAN, JAMES F. ADELSON AND STEPHEN J. HEYMAN) ARE OR MAY BE DEEMED TO BE “PARTICIPANTS” UNDER THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN THE SOLICITATION OF PROXIES FOR THE ELECTION OF THEIR SLATE OF NOMINEES TO AETRIUM INCORPORATED’S (“ATRM”) BOARD OF DIRECTORS AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 26, 2012.  IN

CONNECTION WITH THE PARTICIPANTS’ PROXY SOLICITATION, THEY HAVE FILED A DEFINITIVE PROXY STATEMENT WITH THE SEC TO SOLICIT SHAREHOLDERS OF ATRM.

SHAREHOLDERS OF ATRM ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION AND SUCH SHAREHOLDERS SHOULD RELY ON SUCH DEFINITIVE PROXY STATEMENT AND NOT ON THIS RELEASE OR ANY PRELIMINARY PROXY STATEMENT.  THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATED TO SOLICITATION OF PROXIES WILL BE AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND THEIR OTHER SOLICITING MATERIALS WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANT’S PROXY SOLICITOR, INVESTORCOM, INC., TOLL FREE:  (877) 972-0090 OR VIA EMAIL AT: CAS@INVESTOR-COM.COM.

INFORMATION REGARDING THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THEIR DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON NOVEMBER 8, 2012, WHICH IS AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

Contact:
Jeff Eberwein
917-576-9420 or
je@eberweincapital.com